CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 11, 1998 relating to the financial statements of Bogoso Gold Limited, which is incorporated by reference in Golden Star Resources Ltd.'s report on Form 8-K dated August 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants
Accra, Ghana
October 22, 1999